EXHIBIT 3.6


Dated:  November 10, 1981


                                  CERTIFICATES
                           CERTIFICATES OF THE COMPANY

     The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by part 7 of The Securities Act (Alberta) and the regulations' thereunder.

     (Signed) Edward Roy Birkett            (Signed) James Russell Britton
       Chief Executive Officer                  Chief Financial Officer

                       On behalf of the Board of Directors

     (Signed) Thomas John Berthelotte       (Signed) James Russell Britton
                Director                                Director

                            CERTIFICATE OF PROMOTERS

     The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by Part 7 of The Securities Act (Alberta) and the regulations thereunder.

     (Signed) Edward Roy Birkett            (Signed) Thomas John Berthelotte

                              CERTIFICATE OF AGENT

     To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by Part 7 of The Securities Act of Alberta and the regulations thereunder.

                                        MOUNTAIN SECURITIES ALBERTA LTD.



                                        Per:  (Signed) Thomas P. Devlin


     The following includes the name of every person having an interest either directly or indirectly, to the extent of not less than 5%, in the capital of mountain Securities Alberta Ltd.: Thomas J. Berthelotte, Warren F. Armstrong, Allan J. Podesky, and Thomas P. Devlin.

                              C E R T I F I C A T E

CANADA
PROVINCE OF ALBERTA

     I HEREBY CERTIFY the registration this day of a certified copy of a Special Resolution confirmed by an Order of Mr. W. H. Dalgleish, Master In Chambers, dated the 9th day of August, 1982, amending the provisions of the Memorandum of Association of KAYTY EXPLORATION LTD., so as to reorganize its authorized capital:

FROM: Twenty Million (20,000,000) Common Shares without nominal or par value and Ten Million (10,000,000) Preferred Shares without nominal or par value.

TO: Sixty Million (60,000,000) Common Shares without nominal or par value and Ten Million (10,000,000) Preferred Shares without nominal or par value.

BY:       Which Special Resolution is in part, in words and figures, as follows:

          "BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

          (a) The share capital of the Company be and is altered by subdividing all of the 20,000,000 Common Shares without nominal or par value consisting of 17,775,000 unissued shares and 2,225,_00 issued shares, into 60,000,000 Common Shares without nominal or par value, each 1 share being divided into 3 shares, consisting of
               53,325,000 unissued shares and               issued shares."
                                              -------------

                                        GIVEN under my hand and seal at
                                        Edmonton, this twelveth day of August,
                                        one thousand nine hundred and
                                        eighty-two.


                                        /s/ Name Illegible
                                        ----------------------------------------
                                                     Office of the
                                               Registrar of Corporations

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

                    IN THE MATTER OF THE COMPANIES ACT, being
                    Chapter C - 20 of the Revised Statutes of
                    Alberta, 1980;

                    AND IN THE MATTER OF the Reorganization of the share capital of KAYTY EXPLORATION LTD.

BEFORE THE MASTER    )                       At the Court House, on the
                     )                          day of August, 1982
                     )
IN CHAMBERS          )

                                    O R D E R
                                    ---------


     UPON the Application of the above named KAYTY EXPLORATION LTD., whose registered office is situated at the City of Calgary, in the Province of Alberta and UPON HEARING what was alleged by Counsel for the Company and UPON READING the Affidavit of James Russell Britton,

     THIS COURT DOTH ORDER that the reorganization of the share capital of the said Company proposed by the special resolution of the said Company passed pursuant to the Company's Articles of Association and which special resolution is set out in a schedule to this Order be and the same is hereby confirmed in accordance with Section 38 of The Companies Act.

     AND IT IS ORDERED that the said Company shall within fifteen (15) days of the date of this Order file with the Registrar of Companies an office copy of this Order.

                                        /s/ Name Illegible
                                        ----------------------------------------
                                        MASTER OF THE COURT OF QUEEN'S
                                        BENCH OF ALBERTA

/s/ Name Illegible
------------------------------------
CLERK OF THE COURT OF QUEEN'S
BENCH OF ALBERTA

                   CERTIFIED COPY OF SPECIAL RESOLUTION OF THE
                     SHAREHOLDERS OF KAYTY EXPLORATION LTD.

               BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

               (a) The share capital of the Company be and is altered by subdividing all of the 20,000,000 Common Shares without nominal or par value consisting of 17,775,000 unissued shares and 2,225,000 issued shares, into 60,000,000 Common Shares without nominal or par value, each 1 share being divided into 3 shares, consisting of 53,325,000 unissued shares and 6,675,000 issued shares;

               (b) Clause 4(a) of the Memorandum of Association of the Company be and is hereby amended to read as follows:

                    "4.(a) The authorized capital of the Company is 60,000,000
                         Common Shares without nominal or par value. The capital of the Company may be increased, divided, converted, consolidated and dealt with in accordance with the law then prevailing or new capital may be issued having attached thereto any preferred, special, qualified, or deferred rights, privileges, conditions or restrictions, including any preference or priority in the payment of dividends or the distribution of assets, voting or otherwise, over any other shares whether common or preferred, and whether or not issued."

I, the undersigned, JAMES R. BRITTON, Secretary-Treasurer of Kayty Exploration Ltd. do hereby certify that under the seal of the Company that the foregoing is a true and correct copy of a Special Resolution of the Shareholders of Kayty Exploration Ltd., which was consented to by all of the Shareholders of the Company on the 5th day of August, 1982 and is of full effect as of the date hereof.

     DATED the 9th day of August, 1982.


                                        /s/ James R. Britton
                                        ---------------------------------------
                                        James R. Britton

                -----------------------------------------------

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

                -----------------------------------------------


                      IN THE MATTER OF Section 38 of the
                      Companies Act being Chapter C - 20 of the
                      Revised Statutes of Alberta, 1980

                      AND IN THE MATTER OF the Reorganization
                      of the share capital of KAYTY EXPLORATION
                      LTD.




                -----------------------------------------------

                                      ORDER

                -----------------------------------------------




                -----------------------------------------------

                                  BENNETT JONES
                             Barristers & Solicitors
                                3200 Shell Centre
                              400 - 4th Avenue S.W.
                            Calgary, Alberta T2P 0X9

                          OUR FILE NO. 8169 - 01 DHMcD

      ALBERTA                 14TH FLOOR, CENTURY PLACE    902 J.J. BOWLEN BLDG.
CONSUMER AND CORPORATE           9303 - 102A AVENUE       620 - 7TH AVENUE, S.W.
      AFFAIRS                    EDMONTON, ALBERTA           CALGARY, ALBERTA
 CORPORATE REGISTRY                  T5J 3A3                      T2P 0Y8

CORPORATE ACCESS NO: 20265278   FOR THE YEAR ENDING: 1985   ALBERTA PUBLIC CORP.
-------------------             -------------------

                            DATE OF REGISTRATION: 01/03/18
                            --------------------

KAYTY EXPLORATION LTD.

900, 340-12 AVE. SW
CALGARY, ALBERTA
T2R 1L5

                    NOTICE OF INTENT TO DISSOLVE/STRIKE OFF
                     ---------------------------------------

RE:   BUSINESS CORPORATIONS ACT, SECTION 261
--------------------------------------------

     PLEASE BE ADVISED THAT ON THE LAST DAY OF MARCH 1985, THE PERIOD IN WHICH YOUR CORPORATION CAN APPLY FOR A CERTIFICATE OF CONTINUANCE, WILL EXPIRE. IF NO APPLICATION, SUFFICIENT TO ISSUE A CERTIFICATE OF CONTINUANCE, IS RECEIVED BY THE ABOVE MENTIONED DATE, THE REGISTRAR WILL ISSUE A CERTIFICATE OF DISSOLUTION PURSUANT TO SECTION 261.


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